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                                                                    EXHIBIT 4.11

          AMENDMENT DO CONTACT CENTER SERVICES AGREEMENT, IDENTIFIED AS
                                   CN 0988/04

By this private Instrument, ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS S.A., a corporation having registered offices in the city of Sao Caetano do Sul, State of Sao Paulo, at Rua Manoel Coelho, n 600, 1 Piso, enrolled with the Finance Ministry under CNPJ no. 00.006.878/0001-34, hereinafter referred to as ORBITALL, and TNL CONTAX S.A., a corporation having registered offices at Rua do Passeio, n 48 a 56 - parte, Centro, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the Finance Ministry under CNPJ no. 02.757.614/0001-48, hereinafter referred to as PARTNER, by their undersigned legal representatives, in accordance with their respective by-laws, mutually agree, as from the execution date of this Instrument, to amend the Clauses and Conditions of the Contact Center Service Agreement identified as CN 0988/04, entered into on April 01, 2004, hereinafter referred to as AGREEMENT, as follows:

1. Considering that PARTNER will cease to provide ORBITALL with services relating to Citiphone Banking as from this date, the parties agree to exclude from the Agreement the provision of the following services:

     -    CITIPHONE BANKING;

     -    CITIPHONE BANKING ELECTRONIC CUSTOMER SERVICE;

     -    CITIPHONE BANKING RECORDING;

     -    WELCOME CALL CITIPHONE BANKING;

     -    CITIPHONE BANKING SATISFACTION SURVEY;

     -    CITIBUSINESS CITIPHONE BANKING;

     -    CITIPHONE BANKING RELATIONSHIP (PROACTIVE);

     -    CITIPHONE BANKING RELATIONSHIP.

2. The remaining clauses and conditions of the Agreement not expressly altered by this instrument remain unchanged.

3. The parties declare, subject to legal penalties, that the signatories of this instrument are their attorneys-in-fact/legal representatives, duly authorized by their respective By-laws, having powers to assume the obligations set out herein.

PARTNER further declares that the signatory(ies) of this Agreement, Mr. ________________________ and Mr. ___________________, have his(their)
signature(s) recorded with Notary Public ____________________________________ in the city of ________________.

4. In witness whereof, the parties made the present instrument to be executed in two (2) counterparts of equal contents and form, both constituting one document, in the presence of the witnesses below.

                                                        Sao Paulo, May 10, 2006.


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ORBITALL SERVICOS E PROCESSAMENTO       TNL CONTAX S.A
DE INFORMACOES COMERCIAIS S.A.


Witnesses:


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Name:                                   Name:
      -------------------------------         ----------------------------------
ID no.:                                 ID no.:
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Address:                                Address:
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